EXHIBIT 5.1

                               SNELL & SMITH, P.C.
                           1000 Louisiana, Suite 3650
                              Houston, Texas 77002

                                November 25, 1996

Board of Directors
Edisto Resources Corporation
10375 Richmond Avenue, Suite 300
Houston, Texas 77042

Gentlemen:

      We have acted as counsel to Edisto Resources Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of an additional 705,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company issuable under the Edisto Resources Corporation 1993 Stock Option Plan, as amended (the "Plan").

      In such capacity, we have examined such corporate records and documents, certificates of corporate and public officials and such other instruments as we have deemed necessary for the purpose of the opinion contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original of all documents submitted to us as copies.

      Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the additional shares of Common Stock to be issued by the Company pursuant to the Plan have been duly authorized, and that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    SNELL & SMITH, P.C.

                                    /s/ Snell & Smith, P.C.

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